SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2010 (December 10, 2010)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2010, Torchmark Corporation (Torchmark) and its subsidiary TMK Re, Ltd. (TMK Re) entered into the Credit Agreement dated as of December 10, 2010 among Torchmark Corporation as the Borrower, TMK Re, Ltd., as a Loan Party, Wells Fargo Bank, National Association (Wells Fargo), as Administrative Agent, Swing Line Lender, L/C Issuer and L/C Administrator and the other lenders party thereto (the Credit Agreement). The Credit Agreement provides for a credit facility in the original principal amount of $600 million which may be increased to $800 million and which will mature on January 7, 2015. Pursuant to this facility, the participating lenders have agreed to make revolving loans to Torchmark and to issue, up to a $250 million sublimit, either secured or unsecured letters of credit for either Torchmark or TMK Re, in the form of several letters of credit or fronted letters of credit. Under the facility, Wells Fargo, in its capacity as Swing Line Lender, has also agreed to make same day advances to Torchmark in the form of swing line loans up to a $25 million sublimit. The forgoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Torchmark and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with certain of the banks that are a party to the Credit Agreement and their affiliates. The Bank of New York Mellon Trust Company, N.A., an affiliate of The Bank of New York Mellon, serves as successor indenture trustee for the outstanding senior debt securities issued by Torchmark under the Indenture. The Bank of New York Mellon Trust Company, N.A. also serves as successor indenture trustee with respect to junior subordinated debt securities issued by Torchmark under a Junior Subordinated Indenture, dated as of November 2, 2001, in connection with trust preferred securities issued by Torchmark Capital Trust III. These indentures, including the related supplemental indentures, have been previously filed as exhibits to Torchmark’s filings with the Securities and Exchange Commission on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1	Credit Agreement dated as of December 10, 2010, among Torchmark Corporation, as Borrower, TMK Re, Ltd., as a Loan Party, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, L/C Issuer and L/C Administrator and the other lenders listed therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION
Date: December 16, 2010
/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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